Exhibit 99.1

   Geron Corporation Reports 2003 Third Quarter Results and Events

    MENLO PARK, Calif.--(BUSINESS WIRE)--Nov. 12, 2003--Geron Corporation (Nasdaq:GERN) today reported financial results for the three and nine months ended September 30, 2003.
    For the third quarter of 2003, the company reported a net loss of $5.1 million or $(0.15) per share compared to $7.2 million or $(0.29) per share in the third quarter of 2002. Net loss for the first nine months of 2003 was $22.3 million or $(0.76) per share compared to $26.7 million or $(1.08) per share for the same period in 2002.
    Revenues for the third quarter of 2003 were $472,000 compared to $218,000 for the comparable period in 2002. Revenues for the third quarter of 2003 included funding received under collaborative agreements with various biotechnology companies, royalty revenues under license agreements with companies for sales of telomerase-based diagnostic kits, earned milestone payments and license fee revenues recognized from sublicense agreements and license option agreements with multiple companies for nuclear transfer and telomerase technology. The increase in revenue in 2003 reflected new license agreements signed for Geron's telomerase technology during the second and third quarters of 2003 and a milestone payment earned under its oncolytic virus program.
    Operating expenses for the third quarter of 2003 were $5.7 million compared to $7.7 million for the comparable period in 2002. The decrease in operating expenses is the result of reduced personnel-related costs, reflecting the Company's progression from internal research to focused development of potential products.
    In November 2003, the Company received approximately $64.4 million in net cash proceeds from its public offering of common stock. With the proceeds of the public offering, the Company estimates that its existing capital resources, interest income and equipment financing will be sufficient to fund current and planned operations through December 31, 2006.

    Third Quarter 2003 Highlights:

    -- The Summer 2003 issue of Cloning & Stem Cells published research results that osteoblasts (bone-forming cells) can be derived in vitro from human embryonic stem cells (hESCs). Such hESC-derived osteoblasts have potential applications in orthopedic tissue repair and in the treatment of osteoporosis.

    -- At the 94th Annual Meeting of the American Association for Cancer Research, Geron collaborators presented new preclinical data from in vivo and in vitro studies on both the safety and stability of the telomerase inhibitor anti-cancer drug, GRN163. The results demonstrate excellent safety and tolerability of daily intravenous (IV bolus) dosing in rats for 4 weeks and, in a separate study, in dogs for 7 days, as well as good tolerability of continuous intracranial delivery for the same time periods in both species. Moreover, a series of stability studies demonstrated that GRN163 has appropriate stability in both liquid and powder formulations.

    -- Cancer Research published detailed data on cell and animal testing of GRN163, Geron's telomerase inhibitor anti-cancer drug. The results include the demonstration that GRN163 suppresses the growth of human prostate cancer when administered systemically to mice.

    -- The U.S. Patent and Trademark Office granted U.S. Patent No. 6,608,036 which includes 19 claims drawn to oligonucleotides that are targeted to the RNA component of human telomerase and have thiophosphoramidate linkages. Geron is currently conducting pre-clinical testing for this class of compounds, which includes its lead compounds, GRN163 and GRN163L.

    -- In a study conducted by collaborators at the University of Washington, Geron reported the successful transplant of human cardiomyocytes (heart muscle cells) derived from human embryonic stem cells (hESCs) into animals. The cardiomyocytes not only engrafted efficiently, but also matured and expanded in vivo at the site of the graft.

    -- The U.S. Patent and Trademark Office granted U.S. Patent No. 6,610,839, with claims covering the promoter that regulates expression of the human telomerase reverse transcriptase gene. This granted patent triggered a milestone payment.

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies and future financial results constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, need for future capital and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended September 30, 2003.

    Additional information about the company can be obtained at http://www.geron.com

    Financial table follows.




                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                         THREE MONTHS ENDED        NINE MONTHS ENDED
                            SEPTEMBER 30,            SEPTEMBER 30,
(In thousands,            2003        2002          2003       2002
 except share and
 per share
 amounts)

Revenues from
 collaborative
  agreements            $   --      $   18        $   72      $  548
License fees and
 royalties                 472         200           947         407
                        ------      ------        ------      ------
  Total revenues           472         218         1,019         955

Operating
 expenses:
  Research and
   development           4,864       6,346        19,600      24,656
  General and
   administrative          845       1,314         3,353       4,363
                       -------      ------        ------      ------
 Total operating
  expenses               5,709       7,660        22,953      29,019
                       -------      ------        ------      ------
Loss from
 operations             (5,237)     (7,442)      (21,934)    (28,064)

Interest and other
 income                    287         434           957       1,970
Debenture
 conversion
 expense                    --          --          (779)         --
Interest and other
 expense                  (157)       (188)         (571)       (585)
                       -------      ------        ------      ------
Net loss               $(5,107)    $(7,196)     $(22,327)   $(26,679)
                       =======      ======        ======      ======

Basic and diluted
 net loss per
 share                 $ (0.15)    $ (0.29)     $  (0.76)   $  (1.08)
                       =======      ======        ======      ======

Weighted average
 shares used in
  computing basic
   and diluted
  net loss per
   share            33,189,213   24,737,635    29,192,273   24,634,161
                    ==========   ==========    ==========   ==========


                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                      SEPTEMBER 30,    DECEMBER 31,
(In thousands)                            2003             2002
                                          ----             ----
                                       (Unaudited)       (Note 1)
Current assets:
  Cash, restricted cash and cash
   equivalents                          $ 8,572          $ 5,134
  Marketable securities                  41,058           42,383
  Interest and other receivables            681              704
  Other current assets                    1,453            2,548
                                        -------          -------
Total current assets                     51,764           50,769

Property and equipment, net               1,809            2,444
Deposits and other assets                   881              772
Intangible assets                         4,535            6,684
                                        -------          -------
                                        $58,989          $60,669
                                        =======          =======

Current liabilities                     $ 7,600          $ 9,383
Noncurrent liabilities                    2,788           21,545
Stockholders' equity                     48,601           29,741
                                        -------          -------
                                        $58,989          $60,669
                                        =======          =======

   Note 1: Derived from audited financial statements included in Geron's Annual Report on Form 10-K, filed with the SEC.

    CONTACT: Geron Corporation
             Olivia Bloom, 650-473-7765